1 EARNINGS CALL THIRD QUARTER 2023 David Burritt President and Chief Executive Officer Jessica Graziano SVP and Chief Financial Officer Rich Fruehauf SVP, Chief Strategy and Sustainability Officer Kevin Lewis VP, Finance

2 FORWARD-LOOKING STATEMENTS These slides are being provided to assist readers in understanding the results of operations, financial condition and cash flows of United States Steel Corporation as of and for the third quarter 2023. Financial results as of and for the periods ended September 30, 2023 provided herein are preliminary unaudited results based on current information available to management. They should be read in conjunction with the consolidated financial statements and Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This presentation contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” "may" and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities or operating capabilities, the timing, size and form of share repurchase transactions, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in the global economic environment, including supply and demand conditions, inflation, interest rates, supply chain disruptions and changes in prices for our products, international trade duties and other aspects of international trade policy, statements regarding our future strategies, products and innovations, statements regarding our greenhouse gas emissions reduction goals, statements regarding existing or new regulations and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding goals, plans and expectations about our prospects for the future and other future events, many of which, by their nature, are inherently uncertain, qualified by important factors and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, whether the objectives of the Company’s previously announced strategic alternatives review process will be achieved; the terms, structure, timing, benefits and costs of any strategic transaction; and whether any such transaction will be consummated at all; the risk that the strategic alternatives review process and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk that the strategic alternatives review process could divert the attention and time of the Company’s management, the risk of any unexpected costs or expenses resulting from the strategic alternatives review process; the risk of any litigation relating to the strategic alternatives review process; and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to (i) "U. S. Steel," "the Company," "we," "us," and "our" refer to United States Steel Corporation and its consolidated subsidiaries unless otherwise indicated by the context and (ii) “Big River Steel” refer to Big River Steel Holdings LLC and its direct and indirect subsidiaries unless otherwise indicated by the context.

3 EXPLANATION OF USE OF NON-GAAP MEASURES We present adjusted net earnings, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings is a non-GAAP measure that exclude the effects of items that include: debt extinguishment, asset impairment charges, restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, gains on assets sold and previously held investments, pension de-risking, United Steelworkers labor agreement signing bonus and related costs, environmental remediation charges, the Company's previously announced strategic alternatives review process, Granite City idling costs, other charges, net and tax impact of adjusted items (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margin are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted EBITDA and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted EBITDA and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted EBITDA and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for net earnings or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provides further insight into the Company's overall utilization of cash. We also present net debt, a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

4 ADVANCING TOWARDS OUR BEST FOR ALL® FUTURE Current Landscape Enthusiasm for maximizing stockholder value Challenges Harnessing mega trends Solution Leverage our unique competitive advantages to capture mega trends in: • Deglobalization • Decarbonization • Digitization Path Forward Unlock stockholder value

5 Q3 2023 FINANCIAL PERFORMANCE $578M Adjusted EBITDA Performance ~13% EBITDA margin Strong third quarter performance $299M Reported Net Earnings $1.20 per diluted share Note: For reconciliation of non-GAAP amounts, see Appendix. $232M Free Cash Flow $655M excluding strategic capex of $423M (provided for illustrative purposes) $350M Adjusted Net Earnings $1.40 per diluted share $5.5B Liquidity Including $3.2B cash

6 SAFELY DELIVERING STRONG PERFORMANCE ACROSS EACH SEGMENT Flat-Rolled Mini Mill USSE Tubular

7 STRATEGY EXECUTION LARGELY DE-RISKED Phase 1 Phase 2 Phase 3 Phase 4 Phase 5 3 5 DR PELLET STATUS 92% of spend committed 70% of execution completed BR2 STATUS 92% of spend committed 62% of execution completed CGL21 STATUS 89% of spend committed 50% of execution completed NGO COMPLETE 100% of spend committed 100% of execution completed GARY PIG COMPLETE 100% of spend committed 100% of execution completed 321 4 5 1 2 4 48% capex remaining33% capex remaining31% capex remaining 8% capex remaining2 0% capex remaining Note: “Capex remaining” is based on cash flows instead of liabilities. 1 CGL2 = Continuous galvanizing line. Also referred to as the dual coating line. 2 Timing of cash outlay.

8 PROGRESS UPDATE: BIG RIVER 2 Aerial View Big River 2 Endless Strip Production roughing & finishing mill PLTCM1 entry section 1 PLTCM = Pickle Line Tandem Cold Mill

APPROACHING CONSIDERABLE VALUE UNLOCK

Strategic Capital Expenditures (Capex) Progressing As-Expected

% of strategic capex complete for in-flight projects



Remaining Capex
~30%
~70%
Completed Capex

Capital Expenditures by Year

Manageable capex expected in future years



Sustaining
Strategic
~$2,600M
~$1,800M
~$800M
~$1,500M
~$800M
~$700M
~$600 - $700M
2023E
2024E
Expected Future State

Significant free cash flow expected as strategic capex rolls off

United States Steel Corporation | 9

EXPECTED 2024 EBITDA AT-A-GLANCE


Additional details on the following slide
~$2B
~$0.2B
~$0.1B
(~$0.3B)
~$2B
2023E
Strategic Investments[1]
Fixed Cost Reductions
All Other
2024E

Strategic Investments[1]

- ✓ 2024 strategic project EBITDA contribution
  - ✓ Run-rate contribution from Gary pig iron
  - ✓ Partial contribution from Mini Mill projects

Fixed Cost Reductions

- ✓ Primarily in the N. American Flat-rolled segment

All Other

- ✓ Assumes lower '24 steel prices in N. America and Europe
- ✓ Partially offset by lower raw material costs, including coal
- ✓ FX impact (EUR/USD)

[1] Strategic project EBITDA contribution assumes a historical, through-cycle $616/nt HRC price environment.

United States Steel Corporation 10

11 PROJECTING ~$155-$210M INCREMENTAL EBITDA IN ‘24 FROM STRATEGIC PROJECTS NGO Electrical Steel Dual Coating Line Gary Works Pig Iron Machine Big River 2 ✓ Monthly run-rate production already achieved ✓ Annual run-rate production = 500k tons ✓ ~100k tons; 50% of production expected in ‘24 ✓ ~$1,000/nt premium over HRC1 ✓ ~50 - 75k tons; ~15 - 23% of run-rate production, expected in ‘24 ✓ ~$400/nt premium over HRC1 ✓ ~750 – 900k tons; ~25 - 30% of run-rate production, expected in ‘24 ✓ ~$170/nt premium over HRC1 $20M $30M $30M $30M ’26E’23E ’24E ’25E +$10M $60M $120M $140M ’23E ’25E’24E ’26E $0M +$60M run-rate run-rate $55M $60M ’23E ’24E ’25E ’26E $0M $10 - $15M +$13M run-rate $625M $650M ’23E ’24E ’25E ’26E $0M $75 - $125M +$100M run-rate EBITDA Contribution EBITDA Contribution EBITDA Contribution EBITDA Contribution Note: Strategic project EBITDA contribution assumes a historical, through-cycle $616/nt HRC price environment. 1 Assumes run-rate EBITDA contribution and product mix in 2026.

STRUCTURALLY IMPROVED SEGMENT PERFORMANCE …

NORTH AMERICAN FLAT-ROLLED

Segment EBITDA
in billions



'15 – '19 Avg:
~$0.6B or ~$60/nt
2024E:
~$120/nt
$0.1
$0.4
$0.7
$1.3
$0.7
($0.1)
$3.2
$2.5
$1.0
~$1.0
'15 '16 '17 '18 '19 '20 '21 '22 '23E '24E

Well-capitalized assets; beneficiary of asset revitalization program in '17-'20

Delivering world-class safety and reliability

MINI MILL

Segment EBITDA
in billions



Mini Mill segment initiated in 2021 with the full acquisition of Big River Steel
2024E:
~$190/nt[1]
$1.4
$0.6
$0.3
~$0.6
'15 '16 '17 '18 '19 '20 '21 '22 '23E '24E

On-track for $1.3B EBITDA by '26 after strategic investments

'22 / '23 impacted by raw material disruption from the Ukraine conflict

U. S. STEEL EUROPE

Segment EBITDA
in billions



'15 – '19 Avg:
$0.3B or ~$60/nt
2024E:
~$25/nt
$0.2
$0.3
$0.4
$0.4
$0.0
$0.1
$1.1
$0.5
$0.1
$0.1
'15 '16 '17 '18 '19 '20 '21 '22 '23E '24E

Resilient performance through the cycle

Strategically located near customers in central EU

TUBULAR

Segment EBITDA
in billions



'15 – '19 Avg:
~(0.1B) or ~($180/nt)
2024E:
~$600/nt
($0.1)
($0.2)
$0.0
$0.0
$0.0
($0.1)
$0.0
$0.6
$0.6
$0.3
'15 '16 '17 '18 '19 '20 '21 '22 '23E '24E

Insourced rounds production; EAF steelmaking

Expanded proprietary connections for drillers

Note: For reconciliation of non-GAAP amounts, see Appendix. 2015 – 2019 average hot rolled coil (HRC) = $606/nt. 2024E HRC assumption = $750/nt.
"Per ton" statistics excludes intersegment shipments.
[1] Mini Mill segment EBITDA per ton based on third-party shipments only.

United States Steel Corporation 12

13 … DELIVERING STRONG FREE CASH FLOW Strategic projects ramping up … Creating incremental EBITDA FREE CASH FLOW ($0.2) $0.4 $0.4 $0.0 ($1.3) ($0.4) $3.3 $1.8 $1.8 $1.2 ($0.8) $0.8 ’15 ’16 $0.1 ’19’18’17 ’20 ’21 $0.2 ’22 ’23E ’24E $3.5 $3.0 $1.0 $0.9 ’15 – ’19 Average FCF: ($0.1B) ’21 – ’24E Average Investable FCF: $2.1B ’21 – ’24E Average FCF: $1.1B Strategic Capex Free Cash Flow Completed strategic capex … Providing opportunity to increase direct returns Better capital intensity … $15/ton mini mill sustaining capex (vs. ~$30/nt for legacy assets) Note: For reconciliation of non-GAAP amounts, see Appendix. 2015 – 2019 HRC = $606/nt. 2024 assumption: HRC = $750/nt; assumes no change in working capital in 2024 vs. 2023. ---- Best for All® investment cycle ----

14 BALANCED CAPITAL ALLOCATION FRAMEWORK Safe, efficient and well- capitalized asset base Completed strategic projects1 Cash from Operations Strong balance sheet Advance strategic projects Maintain $0.05/sh dividend Excess Cash Transformed balance sheet Elevated cash balances to fund strategic investments; extended debt maturity profile (80% of debt due beyond ’29); generating significant cash from operations De-risked project execution Beyond peak investment cycle; delivering EBITDA benefits today; positive free cash flow expected in 2024 Increased optionality Approaching significant strategic value unlock; assessing options for excess cash, when appropriate Continuing to assess 1 Gary pig iron project completed in Q4 2022. Big River Steel non-grain oriented (NGO) electrical steel line completed in Q3 2023. Increase the dividend Buy back stock

15 Q&A

16 2023 T H I R D Q U A R T E R U P D A T E U. S. Steel and DuPont™ Launched COASTALUME™ Product, North America’s First GALVALUME® Solution Engineered and Warrantied for Coastal Environments

17 IMPROVING ON RECORD SAFETY PERFORMANCE 0.07 0.06 0.05 0.03 2020 2021 2022 YTD 2023 OSHA Days Away from Work 2 BLS - Iron & Steel: 0.90 Benchmark 1 : Multiple years of record-setting performance 1 Bureau of Labor Statistics – Iron & Steel 2021 data. 2 Occupational Safety and Health Administration (OSHA) Days Away from Work is defined as number of days away cases x 200,000 / hours worked. YTD as of October 26, 2023.

18 FINANCIAL UPDATES Reported Net Earnings Adjusted Net Earnings Segment EBIT1 Adjusted EBITDA2 Profit Margin: 9% 4% 4% 10% 7% $ Millions $ Millions $ Millions $ Millions 10% 5% 4% 10% 8% 13% 6% 5% 12% 8% Adjusted EBITDA Margin:2 17% 10% 10% 16% 13% Segment EBIT Margin:1 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) before interest and income taxes. 2 Earnings (loss) before interest, income taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin: $490 $174 $199 $477 $299 Q2 2023Q3 2022 Q4 2022 Q1 2023 Q3 2023 $526 $235 $195 $483 $350 Q3 2023Q3 2022 Q4 2022 Q1 2023 Q2 2023 $663 $246 $206 $580 $348 Q3 2022 Q1 2023Q4 2022 Q3 2023Q2 2023 $861 $443 $427 $804 $578 Q4 2022 Q1 2023Q3 2022 Q2 2023 Q3 2023

19 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price $ / net ton Q3 2022 2,265 2,176 $1,232 Q4 2022 1,952 1,885 $1,086 Q1 2023 2,393 2,278 $1,012 Q2 2023 2,529 2,235 $1,088 Q3 2023 2,390 2,159 $1,036 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price $ / net ton Q3 2022 616 529 $1,096 Q4 2022 683 636 $786 Q1 2023 759 659 $794 Q2 2023 749 587 $1,011 Q3 2023 693 561 $901 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price $ / net ton Q3 2022 946 867 $1,021 Q4 2022 589 715 $957 Q1 2023 1,092 883 $909 Q2 2023 1,213 1,034 $965 Q3 2023 990 958 $852 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price $ / net ton Q3 2022 173 126 $3,217 Q4 2022 137 133 $3,616 Q1 2023 171 131 $3,757 Q2 2023 129 111 $3,493 Q3 2023 111 104 $2,927

20 EBITDA TRENDS BY SEGMENT EBITDA Margin: 19% 11% 5% 12% 13% 6% (5%) 8% 22% 13% (1%) (7%) (1%) 9% 1% EBITDA Margin: 39% 44% 48% 42% 32% EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q3 2023 Mini Mill segment EBITDA includes the impact of $17 million in construction and related start-up costs. EBITDA Margin: $644 $296 $140 $377 $378 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 $40 ($28) $52 $173 $84 Q3 2022 Q1 2023Q4 2022 Q3 20231Q2 2023 ($12) ($48) ($12) $97 $10 Q3 2023Q2 2023Q3 2022 Q4 2022 Q1 2023 $167 $217 $244 $169 $99 Q2 2023Q3 2022 Q3 2023Q4 2022 Q1 2023 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS



$ Millions, Q3 2022 vs. Q3 2023
$644
($435)
$77
$44
$48
$378
Q3 2022
Commercial
Raw Materials
Operating Costs
Other
Q3 2023

Commercial
The unfavorable impact is primarily the result of lower average realized prices.

Raw Materials
The favorable impact is primarily the result of LIFO impacts and lower alloy costs partially offset by higher coal costs.

Operating Costs
The favorable impact is primarily the result of lower mining related costs, partially offset by increased costs for purchased products and services and higher labor costs.

Other
The favorable impact is primarily the result of lower variable compensation and lower energy costs partially offset by reduced joint venture income.



$ Millions, Q2 2023 vs. Q3 2023
$377
($139)
$87
($4)
$57
$378
Q2 2023
Commercial
Raw Materials
Operating Costs
Other
Q3 2023

Commercial
The unfavorable impact is primarily the result of lower average realized prices and lower volumes.

Raw Materials
The favorable impact is primarily the result of LIFO impacts, lower outside purchased scrap costs and lower alloy costs.

Operating Costs
The change is not material.

Other
The favorable impact is primarily the result of derivative impacts.

United States Steel Corporation 21

MINI MILL SEGMENT EBITDA CHANGE ANALYSIS



$ Millions, Q3 2022 vs. Q3 2023
$40
($39)
$89
$0
($6)
$84
Q3 2022
Commercial
Raw Materials
Operating Costs
Other
Q3 2023[1]

Commercial
The unfavorable impact is primarily the result of lower average realized prices partially offset by higher volumes.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The change is not material.

Other
The unfavorable impact is primarily the result of startup costs related to strategic projects.



$ Millions, Q2 2023 vs. Q3 2023
$173
($112)
$25
$0
($2)
$84
Q2 2023
Commercial
Raw Materials
Operating Costs
Other
Q3 2023[1]

Commercial
The unfavorable impact is primarily the result of lower average realized prices.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The change is not material.

Other
The change is not material.

[1] Q3 2023 Mini Mill segment EBITDA includes the impact of $17 million in construction and related start-up costs.

United States Steel Corporation 22

23 $97 $10 $21 Q2 2023 $31 ($116) Commercial Operating Costs Raw Materials ($23) Other Q3 2023 $ Millions, Q2 2023 vs. Q3 2023 U. S. STEEL EUROPE SEGMENT EBITDA CHANGE ANALYSIS Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The favorable impact is primarily the result of lower iron ore and coal costs. Operating Costs The change is not material. ($12) ($208) CommercialQ3 2022 $171 ($1) Raw Materials Operating Costs $60 Other $10 Q3 2023 Other The favorable impact is primarily the result of the strengthening of the Euro vs. the U.S. dollar and lower energy costs. Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The favorable impact is primarily the result of lower coal cost, CO2 accruals and iron ore costs. Operating Costs The unfavorable impact is primarily the result of increased spending for planned maintenance outages. Other The favorable impact is primarily the result of lower energy costs and labor cost accruals. $ Millions, Q3 2022 vs. Q3 2023

24 $ Millions, Q2 2023 vs. Q3 2023 TUBULAR SEGMENT EBITDA CHANGE ANALYSIS Commercial The unfavorable impact is primarily the result of lower shipment volumes and lower average realized prices. Raw Materials The change is not material. Operating Costs The change is not material. $167 $99 $22 Commercial ($93) OtherQ3 2022 $2 Raw Materials $1 Operating Costs Q3 2023 Other The favorable impact is primarily the result of lower variable compensation. Commercial The unfavorable impact is primarily the result of lower average realized prices and shipment volumes. Raw Materials The change is not material. Operating Costs The change is not material. Other The favorable impact is primarily the result of lower variable compensation. $ Millions, Q3 2022 vs. Q3 2023 $169 $99 Q2 2023 OtherRaw Materials ($79) $1 Commercial $1 Operating Costs $7 Q3 2023

25 Minntac M I N I M I L L T U B U L A R Clairton Keetac BF #4 BF #6 BF #8 BF #14 BF ‘A’ BF ‘B’ N O R T H A M E R I C A N F L A T - R O L L E D BF #1 BF #3 EAF #1 EAF #2 BF #1 BF #3BF #2 Seamless Pipe #1 ERW #2 ERW EAF Steelmaking / Seamless Pipe Indefinitely IdledOperating 1 Raw steel capability, except at Minntac and Keetac (iron ore pellet capability), Clairton (coke capability), Gary pig (pig iron) Lorain, and Lone Star (pipe capability). All amounts shown are in millions. 22.4 3.6 7.5 2.8 2.9 - - - 2.8 - 0.90 0.38 0.79 - 0.38 0.79 5.0- 3.3- Iron Ore Pellets Cokemaking Gary Granite City Mon Valley Big River Steel Košice Lorain Lone Star Fairfield E U R O P E Idled Total Capability1 GLOBAL OPERATING FOOTPRINT Temporarily Idled GaryPig Iron - 0.5

26 CASH AND LIQUIDITY Note: For reconciliation of non-GAAP amounts, see Appendix. $682 $138 $4,090 $3,505 $1,711 FY 2021FY 2019 FY 2020 FY 2022 9M 2023 $749 $1,985 $2,522 $3,504 $3,222 FY 2020 9M 2023FY 2019 FY 2021 FY 2022 $2,284 $3,153 $4,971 $5,925 $5,493 FY 2021FY 2020FY 2019 9M 2023FY 2022 $2,892 $2,902 $1,369 $473 $1,005 9M 2023FY 2019 FY 2020 FY 2022FY 2021 Cash from Operations Cash and Cash Equivalents$ Millions $ Millions Total Estimated Liquidity Net Debt$ Millions $ Millions

27 APPENDIX

28 SUPPLEMENTAL INFORMATION HRC (30%) CRC (25%) Coated (40%) Tin (5%) HRC (70%) CRC (10%) Coated (20%) HRC (60%) CRC (10%) Coated (20%) Tin (10%) Seamless (100%) Flat-rolled Mini Mill1 U. S. Steel Europe Tubular 2022 Shipments by product mix Note: Product mix is rounded. Hot rolled coil (HRC) included semi-finished materials. Pro-Tec joint venture mix included in Flat-rolled detail. 1 Mini Mill segment product mix, once Big River 2 (BR2) is fully ramped by 2026, is expected to be 40% hot rolled coil (HRC) / 15% cold rolled coil (CRC) / 40% Coated / 5% Non-grain oriented electrical steel.

29 SUPPLEMENTAL INFORMATION HRC (19%) CRC (31%) Coated (36%) Other (13%) HRC (59%) CRC (13%) Coated (28%) HRC (45%) CRC (9%) Coated (38%) Tubular / Other (5%) Tubular Product (99%) Flat-rolled Mini Mill U. S. Steel Europe Tubular 2022 Revenue by product mix Semi-finished (1%) Semi-finished (3%) Other (1%)

30 SUPPLEMENTAL INFORMATION Service Centers (14%) Converters (29%) Auto (31%) Construction (11%) Oil & Gas (94%) Flat-rolled Mini Mill1 U. S. Steel Europe Tubular 2022 Shipments by major market Packaging (8%) Appliance & Electrical (5%) Other (2%) Service Centers (47%) Converters (34%) Auto (1%) Construction (13%) Packaging (1%) Appliance & Electrical (4%) Service Centers (22%) Converters (8%) Auto (16%) Construction (28%) Packaging (12%) Appliance & Electrical (6%) Other (8%) Construction (6%)

31 SUPPLEMENTAL INFORMATION Firm (25%) Cost based (5%) Market based quarterly (28%) Market based monthly (18%) Spot (24%) Firm (5%) Cost based (5%) Market based quarterly (4%) Market based monthly (47%) Spot (39%) Firm (38%) Cost based (2%) Market based quarterly (2%) Market based monthly (6%) Spot (52%) Program (78%) Spot (22%) Flat-rolled Mini Mill U. S. Steel Europe Tubular Growing program volume to serve strategic basins 2022 Contract / spot mix by segment Note: Excludes intersegment shipments.

SUPPLEMENTAL INFORMATION

Cost structure: Blast furnace steelmaking

illustrative

Raw Material Costs[1]



- Iron ore (~30%)
- Coke (~35%)
- Natural Gas (~5%)
- Scrap (~30%)

Key Inputs	Ratio[1]	Pricing Convention
Iron ore	1.3 tons of pellets / ton of raw steel x raw steel volume (million tons) x iron ore price assumption ($/nt)	NAFR: Vertically integrated USSE: Prices negotiated monthly or quarterly
Coke	1.4 tons of met coal / ton of coke x met coal price assumption ($/nt) + $75 - $100 / ton conversion cost x 0.3 ton of coke / ton of raw steel	NAFR: Annual met coal contracts USSE: Mix of quarterly and annual contracts and index-based pricing for met coal
Scrap	0.3 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	NAFR & USSE: 60% generated internally; 40% purchased at market prices
Natural Gas[2]	6 mmbtus of nat gas / ton of raw steel x raw steel volume (million tons) x nat gas price assumption ($/nt)	NAFR: Hedged and spot purchases USSE: 48% purchased through fixed-price forward physical purchase contracts; remainder on quarterly / monthly basis
Labor	2 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Union-represented workforce
Other Variable Costs	Miscellaneous; includes maintenance and services, tool, other fuel and energy, and alloy costs	~$150 - $300 / ton dependent on level of raw steel pricing, product mix, and maintenance activity USSE: Includes CO_2 costs

[1] Raw material costs and ratios assume a blast furnace within the North American flat-rolled segment.
[2] 6 mmbtus per ton of raw steel production; 4 mmbtus per ton consumed for further process (primarily at the hot strip mill).

United States Steel Corporation 32

SUPPLEMENTAL INFORMATION

Cost structure: Electric arc furnace steelmaking

illustrative

Raw Material Costs



- Obsolete Scrap (~35%)
- Prime Scrap (~30%)
- Pig Iron (~25%)
- HBI / DRI (~10%)

Key Inputs	Ratio	Pricing Convention
Scrap	0.8 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis
Pig Iron	0.3 tons of pig iron / ton of raw steel x raw steel volume (million tons) x pig iron price assumption ($/nt)	Internal pig iron transferred from the N. American Flat-rolled segment at a discounted market rate; 3rd party pig volumes secured annually; priced on a monthly or quarterly basis
HBI	0.1 tons of HBI / ton of raw steel x raw steel volume (million tons) x HBI price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis based on a blended basket of external HBI production inputs and HBI/DRI substitutes
Electricity	0.6 MKWH of electricity / ton of raw steel x raw steel volume (million tons) x electricity price assumption ($/nt)	Volume-discounted negotiated base price; adjusted quarterly based on regional electricity price fluctuations
Labor	0.14 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Non-union workforce

United States Steel Corporation 33

RECONCILIATION TABLE

Segment EBITDA

Flat-Rolled ($ millions)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Segment earnings (loss) before interest and income taxes	$518	$171	($7)	$231	$225
Depreciation	126	125	147	146	153
Flat-Rolled Segment EBITDA	$644	$296	$140	$377	$378
Segment EBIT Margin[1]	15%	6%	(0%)	8%	8%
Segment EBITDA Margin[1]	19%	11%	5%	12%	13%

Mini Mill ($ millions)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Segment earnings (loss) before interest and income taxes	$1	($68)	$12	$132	$42
Depreciation	39	40	40	41	42
Mini Mill Segment EBITDA	$40	($28)	$52	$173	$84
Segment EBIT Margin[1]	0%	(12%)	2%	17%	6%
Segment EBITDA Margin[1]	6%	(5%)	8%	22%	13%

U. S. Steel Europe ($ millions)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Segment earnings (loss) before interest and income taxes	($32)	($68)	($34)	$72	($13)
Depreciation	20	20	22	25	23
U. S. Steel Europe Segment EBITDA	($12)	($48)	($12)	$97	$10
Segment EBIT Margin[1]	(3%)	(9%)	(4%)	7%	(2%)
Segment EBITDA Margin[1]	(1%)	(7%)	(1%)	9%	1%

Tubular ($ millions)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Segment earnings (loss) before interest and income taxes	$155	$205	$232	$157	$87
Depreciation	12	12	12	12	12
Tubular Segment EBITDA	$167	$217	$244	$169	$99
Segment EBIT Margin[1]	36%	41%	46%	39%	28%
Segment EBITDA Margin[1]	39%	44%	48%	42%	32%

Other ($ millions)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Segment earnings (loss) before interest and income taxes	$21	$6	$3	($12)	$7
Depreciation	1	0	0	0	0
Other Segment EBITDA	$22	$6	$3	($12)	$7

[1] The segment EBIT and segment EBITDA margins represent EBIT or EBITDA divided by net sales

United States Steel Corporation 34

RECONCILIATION TABLE

Annual Segment EBITDA

Flat-Rolled ($ millions)	2015	2016	2017	2018	2019	2020	2021	2022
Segment earnings (loss) before interest and income taxes	($249)	$22	$375	$883	$196	($596)	$2,740	$2,008
Depreciation	392	349	352	367	456	496	491	499
Flat-Rolled Segment EBITDA	$143	$371	$727	$1,250	$652	($100)	$3,231	$2,507

Mini Mill ($ millions)	2015	2016	2017	2018	2019	2020	2021	2022
Segment earnings (loss) before interest and income taxes	-	-	-	-	-	-	$1,206	$481
Depreciation	-	-	-	-	-	-	151	158
Mini Mill Segment EBITDA	-	-	-	-	-	-	$1,357	$639

U. S. Steel Europe ($ millions)	2015	2016	2017	2018	2019	2020	2021	2022
Segment earnings (loss) before interest and income taxes	$81	$185	$327	$359	($57)	$9	$975	$444
Depreciation	81	80	76	87	92	97	98	85
U. S. Steel Europe Segment EBITDA	$162	$265	$403	$446	$35	$106	$1,073	$529

Tubular ($ millions)	2015	2016	2017	2018	2019	2020	2021	2022
Segment earnings (loss) before interest and income taxes	($181)	($303)	($99)	($58)	($67)	($179)	$1	$544
Depreciation	64	68	51	47	46	39	47	48
Tubular Segment EBITDA	($117)	($235)	($48)	($11)	($21)	($140)	$48	$592

Other ($ millions)	2015	2016	2017	2018	2019	2020	2021	2022
Segment earnings (loss) before interest and income taxes	$33	$63	$44	$55	$23	($39)	($11)	$22
Depreciation	10	10	22	$20	22	11	4	1
Other Segment EBITDA	$43	$73	$66	$75	$45	($28)	($7)	$23

United States Steel Corporation 35

SUPPLEMENTAL INFORMATION

Big River Steel LLC[1] Summary Table

Income Statement $ Millions	Q3 2023
Customer Sales	$530M
Intersegment Sales	$140M
Net Sales	$670M
EBIT[2]	$50M
Balance Sheet	
Cash and cash equivalents	$290M
Total Assets	$3,686M
2029 Senior secured notes	$720M
Environmental revenue bonds	$752M
Financial leases and all other obligations	$23M
Fair value step up[3]	$113M
Total Debt[3]	$1,608M
Cash Flow	
Depreciation and Amortization	$37M
Capital Expenditures[4]	$85M

[1] Unless otherwise noted, amounts shown are reflected in Big River Steel LLC, the operating unit of the Big River Steel companies that reside within the Mini Mill segment. [2] Earnings before interest and income taxes. [3] The debt amounts reflect aggregate principal amounts. The fair value step up represents the excess of fair value over book value when Big River Steel was purchased. The fair value step-up is recorded in Big River Steel Holdings LLC. The fair value step up is shown as it is related to the debt amounts in Big River Steel LLC. [4] Excludes capital expenditures for BR2 and air separation unit.

United States Steel Corporation 36

37 RECONCILIATION TABLE Short-term debt and current maturities of long-term debt Long-term debt, less unamortized discount and debt issuance costs Net Debt $ millions 9M 2023YE 2022YE 2021YE 2020 $14 $3,627 YE 2019 $192 $4,695 $28 $3,863 $63 $3,914 $98 $4,129 Total Debt $4,227$3,977$3,891$4,887$3,641 Less: Cash and cash equivalents 749 1,985 2,522 3,504 3,222 Net Debt $1,005$473$1,369$2,902$2,892 Net Debt

38 RECONCILIATION TABLE Net cash provided by operating activities Net cash used in investing activities Free Cash Flow / Investable Free Cash Flow $ millions Q2 2023 $713 (612) Free Cash Flow $101 Best for All Strategic capital expenditures 476 Investable Free Cash Flow $577 Free Cash Flow / Investable Free Cash Flow Q1 2023 $181 (738) ($557) 565 $8 9M 2023 $1,711 (1,935) ($224) 1,464 $1,240 Q3 2023 $817 (585) $232 423 $655

39 RECONCILIATION TABLE Net cash provided by operating activities Net cash used in investing activities Free Cash Flow / Investable Free Cash Flow $ millions 2020 $138 (563) Free Cash Flow ($425) Best for All Strategic capital expenditures - Investable Free Cash Flow ($425) Free Cash Flow / Investable Free Cash Flow 2019 $682 (1,958) ($1,276) - ($1,276) 2022 $1,826 1,175 $3,001 2021 $4,090 (840) $3,250 215 $3,465 2018 $938 (963) ($25) - ($25) 2017 $826 (389) $437 - $437 2016 $754 (318) $436 - $436 2015 $360 (510) ($150) - ($150) $3,505 (1,679) 9M 2023 ($224) 1,464 $1,240 $1,711 (1,935) Note: Best for All® strategic capex is expected to peak in 2023 at approximately $1,800M and is expected to reduce by 56% in 2024.

RECONCILIATION TABLE

Net Earnings

$ Millions	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Reported net earnings attributable to U. S. Steel	$490	$174	$199	$477	$299
Debt extinguishment	(2)	-	-	-	-
Asset impairment charges	-	6	4	-	-
Restructuring and other charges	23	(9)	1	2	18
Stock-based compensation expense[1]	13	12	11	12	14
VEBA asset surplus adjustment	-	-	(22)	(8)	(6)
Gains on assets sold and previously held investments	-	(6)	-	-	-
Pension de-risking	-	(3)	-	-	-
United Steelworkers labor agreement signing bonus and related costs[2]	-	67	-	-	-
Environmental remediation charges	-	-	-	2	9
Strategic alternatives review process	-	-	-	-	16
Granite City idling costs	-	-	-	-	14
Other charges, net	13	13	1	-	1
Tax impact of adjusted items[3]	(11)	(19)	1	(2)	(15)
Adjusted Net Earnings	$526	$235	$195	$483	$350
Net earnings margin[4]	9%	4%	4%	10%	7%
Adjusted net earnings margin[4]	10%	5%	4%	10%	8%

[1] The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense. The adjustment was $10 million and $9 million, net of taxes, for the three months ended September 30, 2022 and three months ended December 31, 2022, respectively.

[2] The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

[3] The tax impact of adjusted items for the three months ended September 30, 2022 is calculated using a blended tax rate of 25% for domestic items and 21% for USSE items. The tax impact of adjusted items for the three months ended December 31, 2022, three months ended March 31, 2023, three months ended June 30, 2023 and three months ended September 30, 2023 was calculated using a blended tax rate of 24% for domestic items and 21% for USSE items.

[4] The net earnings and adjusted net earnings margins represent net earnings or adjusted net earnings divided by net sales

United States Steel Corporation 40

RECONCILIATION TABLE

Adjusted EBITDA

$ Millions	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Reported net earnings attributable to U. S. Steel	$490	$174	$199	$477	$299
Income tax expense	154	51	51	144	42
Net interest and other financial costs	(30)	(51)	(61)	(57)	(64)
Reported earning before interest and income taxes	$614	$174	$189	$564	$277
Depreciation, depletion and amortization expense	198	197	221	224	230
EBITDA	$812	$371	$410	$788	$507
Asset impairment charges	-	6	4	-	-
Restructuring and other charges	23	(9)	1	2	18
Losses (gains) on assets sold & previously held investments	-	(6)	-	-	-
Stock-based compensation expense[1]	13	12	11	12	14
United Steelworkers labor agreement signing bonus and related costs[2]	-	67	-	-	-
Environmental remediation charges	-	-	-	2	9
Strategic alternatives review process	-	-	-	-	16
Granite City idling costs	-	-	-	-	14
Other charges, net	13	2	1	-	-
Adjusted EBITDA	**$861**	**$443**	**$427**	**$804**	**$578**
Net earnings margin[3]	9%	4%	4%	10%	7%
Reported EBIT margin[3]	12%	4%	4%	11%	6%
Adjusted EBITDA margin[3]	17%	10%	10%	16%	13%

[1] The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense.

[2] The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

[3] The net earnings, adjusted EBIT and adjusted EBITDA margins represent net earnings or EBITDA divided by net sales

United States Steel Corporation | 41

42 Emily Chieng Investor Relations Officer ecchieng@uss.com 412-618-9554 Eric Linn Director – Investor Relations eplinn@uss.com 412-433-2385 INVESTOR RELATIONS